November 2015 Preliminary Terms No. 511 Registration Statement No. 333-199966 Dated November 25, 2015 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due December 5, 2018

All Payments on the Securities Based on the Worst Performing of the S&P 500® Equal Weight Energy Index, the EURO STOXX® Banks Index and the MSCI Emerging Markets Index
Principal at Risk Securities

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.8375% of the stated principal amount with respect to each determination date on which the closing level of each of the S&P 500® Equal Weight Energy Index, the EURO STOXX® Banks Index and the MSCI Emerging Markets Index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level.  However, if, on any determination date, the closing level of any underlying index is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing level of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment.  If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date.  If, however, the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the downside threshold level of any underlying index will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program.  Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Underlying indices:	S&P 500® Equal Weight Energy Index (the “S10 Index”), EURO STOXX® Banks Index (the “SX7E Index”) and the MSCI Emerging Markets Index (the “MXEF” Index”) (each an “underlying index”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing level of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•  If, on any determination date, the closing level of each underlying index is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $0.2838 (at least 2.8375% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•  If, on any determination date, the closing level of any underlying index is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or more of the underlying indices will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This cash payment will be less than 60% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the S10 Index: , which is equal to 60% of its initial index value
With respect to the SX7E Index: , which is equal to 60% of its initial index value

With respect to the MXEF Index: , which is equal to 60% of its initial index value

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	On or about November , 2015 (expected to price on or about November 30, 2015)
Original issue date (settlement date):	December , 2015 (3 business days after the pricing date)
Maturity date:	December 5, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(2)	$9.75
		$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.

(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.20 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities as determined by JPMS would be approximately $9.517 per $10 stated principal amount security. JPMS’s estimated value of the securities on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $9.20 per $10 stated principal amount security. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, underlying supplement no. 1a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Contingent Income Auto-Callable Securities due December 5, 2018

Based on the Worst Performing of the S&P 500® Equal Weight Energy Index, the EURO STOXX® Banks Index and the MSCI Emerging Markets Index

Terms continued from previous page:
Initial index value:

With respect to the S10 Index: , which is its closing level on the pricing date
With respect to the SX7E Index: , which is its closing level on the pricing date

With respect to the MXEF Index: , which is its closing level on the pricing date

Final index value:	With respect to each underlying index, the closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, final index value divided by the initial index value
Determination dates:	February 29, 2016, May 31, 2016, August 30, 2016, November 30, 2016, February 28, 2017, May 31, 2017, August 30, 2017, November 30, 2017, February 28, 2018, May 30, 2018, August 30, 2018 and November 30, 2018, subject to postponement for non-trading days and certain market disruption events.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	48127Y185 / US48127Y1854
Listing:	The securities will not be listed on any securities exchange.

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Contingent Income Auto-Callable Securities due December 5, 2018

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Investment Summary

The Contingent Income Auto-Callable Securities due December 5, 2018 Based on the Worst Performing of the S&P 500® Equal Weight Energy Index, the EURO STOXX® Banks Index and the MSCI Emerging Markets Index, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.2838 (at least 2.8375% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. If the closing level of any underlying index is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing level of each underlying index could be below its downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying indices were to be at or above their respective downside threshold levels on some quarterly determination dates, one or more underlying indices may fluctuate below their respective downside threshold level(s) on others.

If the closing level of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying which will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

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Contingent Income Auto-Callable Securities due December 5, 2018

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Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.8375% of the stated principal amount with respect to each determination date on which the closing level of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others. On the 10th determination date, the closing level of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 10th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, one or more of the underlying indices close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount and could be zero.

Investors will lose some and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due December 5, 2018

Based on the Worst Performing of the S&P 500® Equal Weight Energy Index, the EURO STOXX® Banks Index and the MSCI Emerging Markets Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index value.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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Contingent Income Auto-Callable Securities due December 5, 2018

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Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing level of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. The actual initial index value and downside threshold level for each underlying index will be provided in the pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $0.2838 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of each underlying index is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing level of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$10 per security
Hypothetical initial index value:	With respect to the S10 Index: 1,900.00 With respect to the SX7E Index: 135.00 With respect to the MXEF Index: 850.00
Hypothetical downside threshold level:

With respect to the S10 Index: 1,140.00, which is 60% of the hypothetical initial index value for such index

With respect to the SX7E Index: 81.00, which is 60% of the hypothetical initial index value for such index

With respect to the MXEF Index: 510.00, which is 60% of the hypothetical initial index value for such index

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Contingent Income Auto-Callable Securities due December 5, 2018

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How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing level			Contingent quarterly payment
	S10 Index	SX7E Index	MXEF Index
Hypothetical Determination Date 1	1,500 (at or above downside threshold level)	100 (at or above downside threshold level)	600 (at or above downside threshold level)	$0.2838
Hypothetical Determination Date 2	800 (below downside threshold level)	150 (at or above downside threshold level)	450 (below downside threshold level)	$0
Hypothetical Determination Date 3	1,300 (at or above downside threshold level)	70 (below downside threshold level)	400 (below downside threshold level)	$0
Hypothetical Determination Date 4	750 (below downside threshold level)	65 (below downside threshold level)	450 (below downside threshold level)	$0

On hypothetical determination date 1, each underlying index closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $0.2838 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its downside threshold level but the other underlying indices close below their respective downside threshold levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying index closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of any underlying index is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing level			Early Redemption Payment
	S10 Index	SX7E Index	MXEF Index
Hypothetical Determination Date 1	2,000 (at or above initial index value)	125 (below initial index value)	600 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	800 (below initial index value)	120 (below initial index value)	700 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	2,100 (at or above initial index value)	150 (at or above initial index value)	950 (at or above initial index value)	$10.2838 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

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Contingent Income Auto-Callable Securities due December 5, 2018

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On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value			Payment at Maturity
	S10 Index	SX7E Index	MXEF Index
Example 1:	1,400 (at or above downside threshold level)	100 (at or above downside threshold level)	700 (at or above downside threshold level)	$10.2838 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	760 (below downside threshold level)	105 (at or above downside threshold level)	400 (below downside threshold level)	$10 × index performance factor of the worst performing underlying index = $10 × (760 / 1,900) = $4.00
Example 3:	1,300 (at or above downside threshold level)	67.50 (below downside threshold level)	450 (below downside threshold level)	$10 × (67.50 / 135) = $5.00
Example 4:	950 (below downside threshold level)	54 (below downside threshold level)	420 (below downside threshold level)	$10 × (54 / 135) = $4.00
Example 5:	570 (below downside threshold level)	75 (below downside threshold level)	400 (below downside threshold level)	$10 × (570 / 1,900) = $3.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing level of any underlying index on the relevant determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlying index on the relevant determination date is greater than or equal to its downside threshold level. If the closing level of any underlying index is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period. It is possible that the closing level of each underlying index could be below its downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlying index on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing level of each underlying index on a specific determination date, if the closing level of any of the underlying indices on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing level of that underlying index was higher on other days during the related quarterly period.

▪	You are exposed to the price risk of all three underlying indices, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any contingent quarterly payments, each underlying index must close at or above its downside threshold level on the applicable determination date. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its

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Contingent Income Auto-Callable Securities due December 5, 2018

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downside threshold level on any determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlying index is greater than or equal to its downside threshold level, if any.

▪	The equity securities included in the S10 Index are concentrated in the energy industry. Each of the equity securities included in the S10 Index has been issued by a company whose business is associated with the energy industry. Because the value of the securities is determined in part by the performance of the S10 Index, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The equity securities included in the SX7E Index are concentrated in the banking industry. Each of the equity securities included in the SX7E Index has been issued by a company whose business is associated with the banking industry. Because the value of the securities is determined in part by the performance of the SX7E Index, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The securities are subject to risks associated with securities issued by non-U.S. companies, with respect to the SX7E Index and the MXEF Index. The equity securities included in the SX7E Index and the MXEF Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities are subject to risks associated with emerging markets with respect to the MXEF Index. The equity securities included in the MXEF Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX7E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX7E Index are based, although any currency fluctuations could affect the performance of the SX7E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.

▪	The securities are subject to currency exchange risk with respect to the MXEF Index. Because the prices of the equity securities included in the MXEF Index are converted into U.S. dollars for the purposes of calculating the

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level of the MXEF Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the MXEF Index are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the MXEF Index are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the MXEF Index are traded, the levels of the MXEF Index will be adversely affected and any payment on the securities may be reduced. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;

o	political, civil or military unrest in the countries issuing those currencies and the United States; and

o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the downside threshold levels and the final index values and whether the closing value of each underlying index on any determination date is greater than or equal to its initial index value or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.

▪	JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.

▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy

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securities from you in secondary market transactions. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.

▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:

o	any actual or potential change in our creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	secondary market credit spreads for structured debt issuances;

o	the actual and expected volatility in the closing level of each underlying index;

o	the time to maturity of the securities;

o	whether the closing level of any underlying index has been, or is expected to be, less than its downside threshold level on any determination date;

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the equity securities included in the underlying indices;

o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

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o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX7E Index and the MXEF Index trade and the correlation among those rates and the levels of the SX7E Index and the MXEF Index; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for JPMS’s estimated value and the contingent quarterly payment.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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S&P 500® Equal Weight Energy Index Overview

The S&P 500® Equal Weight Energy Index is an equal-weighted index that is designed to measure the performance of the energy sector of the S&P 500® Equal Weight Index, which is the equally weighted version of the S&P 500® Index. The S&P® Equal Weight Energy Index includes companies in the following sub-industries: oil and gas exploration, production, marketing, refining, storage and/or transportation, coal and consumable fuels production and mining, and energy equipment and services industries that compose the energy sector of the S&P 500® Index. For additional information about the S&P® Equal Weight Energy Index, see the information set forth in Appendix A.

Information as of market close on November 24, 2015:

Bloomberg Ticker Symbol:	S10	52 Week High (on 11/24/2014):	2,810.15
Current Closing Level:	1,974.41	52 Week Low (on 9/29/2015):	1,745.86
52 Weeks Ago (on 11/24/2014):	2,810.15

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Equal Weight Energy Index for each quarter in the period from January 1, 2010 through November 24, 2015. The graph following the table sets forth the daily closing levels of the S&P 500® Equal Weight Energy Index during the same period. The closing level of the S&P 500® Equal Weight Energy Index on November 24, 2015 was 1,974.41. We obtained the closing level information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the S&P 500® Equal Weight Energy Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Equal Weight Energy Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the S&P 500® Equal Weight Energy Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Equal Weight Energy Index	High	Low	Period End
2010
First Quarter	1,962.80	1,717.76	1,880.82
Second Quarter	2,033.62	1,616.65	1,626.80
Third Quarter	1,843.22	1,612.26	1,838.12
Fourth Quarter	2,269.88	1,830.81	2,269.88
2011
First Quarter	2,727.45	2,254.68	2,720.14
Second Quarter	2,740.22	2,392.20	2,547.46
Third Quarter	2,702.36	1,871.45	1,871.45
Fourth Quarter	2,440.19	1,790.60	2,221.05
2012
First Quarter	2,512.88	2,225.74	2,316.33
Second Quarter	2,354.52	1,940.18	2,100.56
Third Quarter	2,467.97	2,042.94	2,333.98
Fourth Quarter	2,430.17	2,204.14	2,332.25
2013
First Quarter	2,651.53	2,369.64	2,631.35
Second Quarter	2,767.18	2,422.94	2,573.88
Third Quarter	2,814.10	2,591.45	2,742.94
Fourth Quarter	2,937.84	2,727.16	2,922.68
2014
First Quarter	2,974.94	2,737.92	2,974.94
Second Quarter	3,385.39	2,944.85	3,346.78
Third Quarter	3,345.33	2,947.98	2,947.98
Fourth Quarter	2,885.29	2,258.23	2,442.84

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S&P 500® Equal Weight Energy Index	High	Low	Period End
2015
First Quarter	2,569.95	2,194.52	2,379.50
Second Quarter	2,639.49	2,302.71	2,322.90
Third Quarter	2,296.55	1,745.86	1,786.34
Fourth Quarter (through November 23, 2015)	2,074.97	1,782.81	1,974.41

S&P 500® Equal Weight Energy Index Historical Performance – Daily Closing Levels January 4, 2010 to November 24, 2015

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on November 24, 2015.  The actual downside threshold level will be based on the closing level on the pricing date.

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EURO STOXX® Banks Index Overview

The EURO STOXX® Banks Index is a free-float market capitalization index that currently includes 29 stocks of banks market sector leaders mainly from the 12 largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For additional information on the EURO STOXX® Banks Index, see the information set forth under “Equity Index Descriptions — The EURO STOXX® Banks Index” in the accompanying underlying supplement no. 1a-I.

Information as of market close on November 24, 2015:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on 4/13/2015):	161.70
Current Closing Level:	135.82	52 Week Low (on 1/9/2015):	124.29
52 Weeks Ago (on 11/24/2014):	141.00

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX® Banks Index for each quarter in the period from January 1, 2010 through November 24, 2015. The graph following the table sets forth the daily closing levels of the EURO STOXX® Banks Index during the same period. The closing level of the EURO STOXX® Banks Index on November 24, 2015 was 135.82. We obtained the closing level information above and the information in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX® Banks Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX® Banks Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the EURO STOXX® Banks Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX® Banks Index	High	Low	Period End
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65

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EURO STOXX® Banks Index	High	Low	Period End
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter (through November 23, 2015)	141.12	130.82	135.82

EURO STOXX® Banks Index Historical Performance – Daily Closing Levels January 4, 2010 to November 24, 2015

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on November 24, 2015.  The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement between STOXX Limited and an affiliate of J.P. Morgan Chase & Co. The EURO STOXX® Banks Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX® Banks Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX® Banks Index — License Agreement with STOXX Limited” in the accompanying underlying supplement no. 1a-I.

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MSCI Emerging Markets Index Overview

The MSCI Emerging Markets Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. As of the date of this document, the MSCI Emerging Markets Index consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets Index, see the information set forth under “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement no. 1a-I.

Information as of market close on November 24, 2015:

Bloomberg Ticker Symbol:	MXEF	52 Week High (on 4/28/2015):	1,067.01
Current Closing Level:	839.30	52 Week Low (on 8/24/2015):	771.77
52 Weeks Ago (on 11/24/2014):	1,011.23

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the MSCI Emerging Markets Index for each quarter in the period from January 1, 2010 through November 24, 2015. The graph following the table sets forth the daily closing levels of the MSCI Emerging Markets Index during the same period. The closing level of the MSCI Emerging Markets Index on November 24, 2015 was 839.30. We obtained the closing level information above and the information in the table and graph below from Bloomberg, without independent verification. The historical levels of the MSCI Emerging Markets Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the MSCI Emerging Markets Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the MSCI Emerging Markets Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

MSCI Emerging Markets Index	High	Low	Period End
2010
First Quarter	1,028.07	894.07	1,010.33
Second Quarter	1,047.51	855.52	917.99
Third Quarter	1,075.53	909.30	1,075.53
Fourth Quarter	1,155.94	1,075.85	1,151.38
2011
First Quarter	1,170.87	1,087.10	1,170.87
Second Quarter	1,206.49	1,098.33	1,146.22
Third Quarter	1,169.49	851.51	880.43
Fourth Quarter	1,010.12	831.22	916.39
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31

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MSCI Emerging Markets Index	High	Low	Period End
2015
First Quarter	993.82	934.73	974.57
Second Quarter	1,067.01	959.42	972.25
Third Quarter	971.91	771.77	792.05
Fourth Quarter (through November 23, 2015)	868.56	797.61	839.30

MSCI Emerging Markets Index Historical Performance – Daily Closing levels January 4, 2010 to November 24, 2015

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on November 24, 2015.  The actual downside threshold level will be based on the closing level on the pricing date.

We have entered into an agreement with MSCI Inc. providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement with MSCI” in the accompanying underlying supplement no. 1a-I.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. 4a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that

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there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

FATCA.  Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). Notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) of a taxable disposition, including an early redemption or redemption at maturity, of the securities.  You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and Appendix A, “EURO STOXX® Banks Index Overview” and “MSCI Emerging Markets Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering.

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You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 4a-I, underlying supplement no. 1a-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I and in “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Underlying supplement no. 1a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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APPENDIX A

The S&P 500® Equal Weight Energy Index

We have derived all information contained in this document regarding the S&P 500® Equal Weight Energy Index (the “Equal Weight Energy Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“SPDJI”). The Equal Weight Energy Index is calculated, maintained and published by SPDJI. SPDJI has no obligation to continue to publish, and may discontinue publication of, the Equal Weight Energy Index.

The Equal Weight Energy Index is reported by Bloomberg under the ticker symbol “S10.”

The Equal Weight Energy Index is an equal-weighted index that is designed to measure the performance of the energy sector of the S&P 500® Equal Weight Index (the “Equal Weight Index”), which is the equally weighted version of the S&P 500® Index.

The Equal Weight Energy Index is one of the twelve sub-indices of the Equal Weight Index (collectively, the “Equal Weight Sector Indices” and each, an “Equal Weight Sector Index”), each designed to measure the performance of a sub-industry or group of sub-industries based on Global Industry Classification Standards (“GICS”). The Equal Weight Energy Index includes companies in the following sub-industries: oil and gas exploration, production, marketing, refining, storage and/or transportation, coal and consumable fuels production and mining, and energy equipment and services industries that compose the energy sector of the S&P 500® Index. The Equal Weight Energy Index measures the performance of the stock of each such company, giving each stock an equal weight in connection with each rebalancing of the Equal Weight Energy Index.

Index Composition

Defining the Eligible Companies

To be eligible for inclusion in one of the Equal Weight Sector Indices, companies must be included in the Equal Weight Index. All index constituents included in the Equal Weight Index are members of the S&P 500® Index and follow the same eligibility criteria as the S&P 500® Index. The Equal Weight Index is maintained in accordance with the same index methodology as the S&P 500® Index, which measures 500 leading companies in leading U.S. industries. The Equal Weight Index measures the performance of the same 500 companies, but in equal weights (as opposed to capitalization-weighted). For more information on eligibility criteria of the S&P 500® Index, see “Equity Index Descriptions — The S&P 500® Index” in the accompanying underlying supplement no. 1a-I.

Selecting the Index Companies

The Energy Select Sector Index includes all stocks of companies included in the Equal Weight Index that are classified in the GICS energy sector.

Index Calculation and Maintenance

The Equal Weight Sector Indices are equally-weighted, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 353.4 on December 29, 1989. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing, as follows:

(Index Value) before rebalance = (Index Value) after rebalance

Therefore,

(Divisor) after rebalance = (Index Market Value) after rebalance / (Index Value) before rebalance

Rebalancing. Rebalancings occur after the market close on the third Friday of the quarter ending month. At each quarterly rebalancing, companies are equally-weighted using closing prices as of the second Friday of the quarter ending month as the reference price. Each company in the Equal Weight Index is assigned a weight of 0.20% as of the pricing reference date. For each Equal Weight Sector Index, this means that each constituent is also assigned equal weights.

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For those companies having multiple share class lines in the index, each share class line is assigned a percentage of the 0.20% target company weight that is proportional to its float-adjusted market cap as of the pricing reference date. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each company at the rebalancing differs from the target equal weights due to market movements. For any sub-index derived from the Equal Weight Index, such as the Equal Weight Sector Indices, this means that each constituent is also assigned equal weights.

As the stock prices move, the weightings in the Equal Weight Sector Index will change. A more frequent rebalancing will result in higher index turnover; and less frequent will result in significant deviations from the equal weights. Thus, the Equal Weight Index (and each Equal Weight Sector Index) is rebalanced quarterly to coincide with the quarterly share adjustments of the S&P 500® Index.

When a company is added to the Equal Weight Index in the middle of the quarter, the company takes the weight of the company that it replaced. The one exception is when a company is removed from the Equal Weight Index at a price of $0.00. In such a case, the company’s replacement is added to the Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

GICS Reclassifications . An S&P 500® Index constituent may move from one Equal Weight Sector Index to another when a GICS reclassification is made. For each reclassification, the company is deleted from the relevant Equal Weight Sector Index and added to the appropriate Equal Weight Sector Index at the time this reclassification occurs for the parent S&P 500® Index. For each Equal Weight Sector Index, the company maintains its modified index shares if it is moved to a new Equal Weight Sector Index upon reclassification. This results in a divisor adjustment to both the Equal Weight Sector Index the company is leaving and the Equal Weight Sector Index the company is joining. At rebalancing, all companies of all sectors are set to equal weights of 0.20%.

Index Adjustments

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P 500® Action	Adjustment Made to an Equal Weight Index	Divisor Adjustment
Constituent change	New company replaces the dropped company in the Equal Weight Index with the same weight.	No, except in the case of stocks removed at $0.00.
	When a stock is removed from an index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.	An Equal Weight Sector Index may have divisor changes.
Constituent change — deletion only to an Equal Weight Sector Index	The weights of all stocks in an Equal Weight Sector Index will change, due to the absolute change in the number of index constituents. Relative weights will stay the same.	Yes.
Constituent change — addition only an Equal Weight Sector Index

The weights of all stocks in an Equal Weight Sector Index will change, due to the absolute change in the number of index constituents. The stock being added will enter the relevant Equal Weight Sector Index at the modified market capitalization of the company being replaced in the S&P 500® Equal Weight Index. Relative weights of the sector constituents preceding the addition will stay the same.

Yes.
Share changes between quarterly share adjustments	None.	No.
Quarterly share changes	There is no direct adjustment; however, on the same date rebalancing takes place.	Only because of rebalancing.

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S&P 500® Action	Adjustment Made to an Equal Weight Index	Divisor Adjustment
GICS change	Yes, for Equal Weight Sector Indices.	Yes, for Equal Weight Sector Indices.

Corporate Action	Adjustments Made	Divisor Adjustments?
Spinoff

All spin-off companies are added to the index at a zero price on the ex-date of the event with no divisor adjustment.

If the spin-off will not remain in the S&P 500® Index: The spin-off will be dropped from the Equal Weight Index on the trading date following the ex-date of the event and its weight will be redistributed to the parent company.

If the spin-off is replacing a dropped company in the parent S&P 500® Index: On the effective date of the replacement, the weight of the spin-off is redistributed to the parent company. After that redistribution, the weight of the dropped company is redistributed to the spin-off.

If the spin-off is replacing the parent company in the parent S&P 500® Index: On the effective date of the replacement, the weight of the parent is redistributed to the spin-off.

No.
Rights offering

The price is adjusted to the price of the parent company minus (price of rights offering/rights ratio). The number of shares of the stock changes so that the company’s weight remains the same as its weight before the rights offering.

No.
Stock split	The number of shares of the stock is multiplied by and the price of the index stock is divided by the split factor.	No.
Share issuance or share repurchase	None.	No.
Special dividends	The price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes.

License Agreement with S&P Dow Jones Indices LLC

S&P Dow Jones Indices LLC and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing us, and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the Equal Weight Energy Index, which is owned and published by S&P Dow Jones Indices LLC, in connection with certain securities, including the securities.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC or its third party licensors. Neither S&P Dow Jones Indices LLC nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Equal Weight Energy Index to track general stock market performance. S&P Dow Jones Indices LLC’ and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P Dow Jones Indices LLC and the third party licensors. The Equal Weight Energy Index is determined, composed and calculated by S&P Dow Jones Indices LLC or its third party licensors without regard to JPMorgan Chase & Co. or the securities. S&P Dow Jones Indices LLC and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the securities into consideration in determining, composing or calculating the Equal Weight Energy Index. Neither S&P Dow Jones Indices LLC nor its third

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party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices LLC has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Equal Weight Energy Index will accurately track the Equal Weight Energy Index’s performance or provide positive investment returns. S&P Dow Jones Indices LLC, its subsidiaries and their third party licensors are not investment advisors. Inclusion of a security within the Equal Weight Energy Index is not a recommendation by S&P Dow Jones Indices LLC to buy, sell or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES LLC, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE EQUAL WEIGHT ENERGY INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES LLC, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES LLC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO ANY RESULTS TO BE OBTAINED BY US, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EQUAL WEIGHT ENERGY INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES LLC, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates.

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